                                                                EXHIBIT 10.3


                 NATURAL ENERGY LABORATORY OF HAWAII AUTHORITY

                          FACILITIES RENTAL AGREEMENT
                             KEAHOLE POINT FACILITY


    THIS AGREEMENT, made this 22nd day of August, 1996 by and between the NATURAL ENERGY LABORATORY OF HAWAII AUTHORITY, a body corporate and a public instrumentality of the State of Hawaii organized pursuant to Hawaii Revised Statutes, Chapter 227D, hereinafter "NELHA", whose business and post office address is 73-4460 Queen Kaahumanu Highway, #101, Kailua-Kona, Hawaii 96740, and AQUASEARCH, INC., whose business and post office address is 73-4460 Queen Kaahumanu Highway, #110, Kailua-Kona, Hawaii 96740, hereinafter referred to as the "TENANT", WITNESS THAT:

    WHEREAS, the TENANT desires to utilize certain facilities of NELHA located at the Keahole Point, Kailua-Kona, Island of Hawaii for research, development, and production of commercially viable microalgae; as generally described in Exhibit 'C' attached hereto.

    WHEREAS, NELHA recognizes TENANT's benefits to the public and NELHA;

    NOW, THEREFORE, the parties mutually agree as follows:

    1. DESCRIPTION OF PROPERTY. NELHA shall provide the property and services as outlined in Exhibit 'A' and Exhibit 'B' attached hereto. Alterations in project scope and/or facilities, utilities, resources, and services requirements as outlined herein shall be requested in writing and approved in advance by the executive director.

    2. OPTION. TENANT shall have an option to lease an additional 3.12 acres of land as outlined in Exhibit 'B' attached hereto, at a fixed fee in the amount of $1,248.00. TENANT agrees to pay the option fee once a year.

    3. TERM. The term of this Agreement shall be from April 1, 1996 to March 31, 1997.

    The monthly rental shall be reopened and redetermined at the expiration of the 1st year; provided that the rental provisions may be opened and amended by NELHA upon granting of any new use or upon the request to consent to sublease or assign rights under this rental agreement.

    4. RENTAL FEES. In consideration of the property and services provided by NELHA, TENANT agrees to pay to NELHA a fixed fee in the amount of $552.00 per month, payable in advance, without notice or demand, in twelve equal installments on the first day of each and every month or a percentage of gross sales as indicated below (the "Percentage Rent") whichever is greater, subject to the following:

         (a) The "Percentage Rent" to be paid by TENANT (if such percentage rent is greater than the Minimum Annual Rental provided above) shall be two percent (2%) of gross sales. For purposes of this agreement "gross sales" shall be defined as all receipts, income and revenues derived from, relating to, or connected with the operations, and received by TENANT under this agreement provided however the following shall be excluded from the computation of gross sales; (i) shipping to a foreign destination from the State of Hawaii; (ii) import tariffs; (iii) brokerage commission for foreign sales; and (iv) the State of Hawaii general excise tax. Within ninety (90) days of the end of each calendar year during the rental term, TENANT shall also pay the Percentage Rent due thereby (to extent that the same excess the amount of the Minimum Annual Rental.)

         (b) In recognition of the substantial capital investment by TENANT in permanent improvements made to the Premises during the early years of the tenancy and the substantial financial risks undertaken by TENANT together with the other direct and indirect benefits which will accrue to the State of Hawaii by reason of the presence of the TENANT at the Premises, for the term of this Facilities Rental Agreement, TENANT shall be entitled to an offset against percentage rent payable to NELHA in the amount equivalent to a total of thirty-five percent (35%) of capital expenditures. This offset against percentage rent shall be fixed beginning April 1, 1996 and ending March 31, 2001.

         However, capital expenditure must have occurred to claim the offset. For purposes of this offset provision, "capital expenditures" shall mean all costs incurred by TENANT in making site improvements, including: grading, contouring, road construction, paving, fill materials, landscaping, utility installation, sea water and deep well pipelines and pumps installation, building of office structures, permanent fishponds, and metal fences.

         Capital expenditures shall be established by receipts and certified audit conducted in accordance with generally accounting standards, available to NELHA upon written request.

         (c) A penalty fee of 1% per month (12% per annum) will be charged on any unpaid balances which are thirty (30) days past due. Payments may be made at the laboratory or mailed to the NELHA office in Kailua-Kona. Checks should be made payable to: NELHA/State of Hawaii.

    5. SEAWATER, BRACKISH WATER, AND GROUNDWATER. NELHA will make its best efforts to maintain seawater flow at the times and rates required by TENANT, but because of the unpredictable conditions relating to the seawater delivery, NELHA does not guarantee a continuous delivery of seawater. NELHA shall not be responsible for inability to provide seawater to TENANT for reasons beyond NELHA's control such as power failure, weather, riots, strikes, lockouts or other reasons of nature which are beyond the control of NELHA.

    TENANT acknowledges that NELHA cannot warrant, guarantee, or represent that the quality of its seawater, brackish water, and groundwater is never subject to contamination for reasons outside the control of NELHA. TENANT further acknowledges that it assumes all risk of loss for injury or property damage which may result from contamination of seawater, brackish water, and groundwater which are not the fault of NELHA, the County of Hawaii or the State of Hawaii, and which are not caused by the gross or willful misconduct or neglect of any of their agents or employees.

    6. UTILITIES. NELHA will use its best efforts to accommodate TENANT's requirements for utilities at the site. NELHA shall not be responsible for inability to provide utilities to TENANT for reasons beyond NELHA's control such as power failure, weather, riots, strikes, lockouts or other reasons of nature which are beyond the control of NELHA. In the event that the electrical power furnished to TENANT must be interrupted or diminished by NELHA on a scheduled basis, NELHA will provide TENANT with adequate notice thereof.

    TENANT recognizes that freshwater is in limited supply in the North Kona-Kohala area and shall be conserved whenever possible. Provisions of freshwater will be on a non-guaranteed basis and is subject to the provisions of the County Board of Water Supply.

    TENANT may install its own telephone equipment using existing utility conduits.

    7. INSTALLATION COSTS. TENANT agrees to pay any costs incurred by NELHA that result from the installation of TENANT's seawater systems and utility systems. These costs will be billed to the TENANT in monthly invoices described in paragraph 3 of this Agreement, and are payable on the same date as the payments described in said invoices.

    8. EQUIPMENT AND APPARATUS. Any equipment and apparatus provided and operated by the TENANT shall be solely the responsibility of the TENANT and not NELHA. All equipment and apparatus to be connected to the seawater systems and the electrical systems at the facility shall be inspected by the NELHA or its designated representative prior to any connection. The test equipment and apparatus shall be made in accordance with applicable standards, regulations, codes and sound engineering practice. NELHA or its designated representative may request inspection and certification by outside experts and/or professional engineers.

    9. CONSTRUCTION WITHIN NELHA. The TENANT will not make or cause to be made any additions, alterations, or improvements, or install or cause to be installed any buildings, structures, electrical, or plumbing fixtures, except upon the prior review and consent of NELHA. All buildings, structures, and landscaping shall express the island character and be of high quality, but natural in appearance emphasizing the outdoor environment. The TENANT will provide sufficient landscaping to make the project site visually attractive to local residents and island visitors. All allowed structures shall comply with applicable County of Building codes and construction permits.

    10. SEAWATER SYSTEMS AND UTILITY CONNECTIONS. It shall be the responsibility of the TENANT to make the necessary connections to the existing NELHA seawater, freshwater, electrical, process air, and utility systems. All connections and service lines shall be made in accordance with the applicable rules, regulations, laws and codes. TENANTS will discuss with and obtain the concurrence of the NELHA or its designated representative as to the method proposed for each connection and line, and the days and time that any proposed connection might cause disruption to NELHA's operations, utilities, or services. NELHA shall inspect all connections before any connections shall be made.

    11. OPERATIONS. TENANT will conduct its activities at NELHA in accordance with all applicable Federal, State, and County statutes, ordinances and regulations in additions to NELHA's rules and regulations. NELHA will provide the TENANT with a copy of its Facilities Use Manual (FUM) which outlines the day to day operating rules, regulations, and expected conduct at NELHA. All discharges from the TENANT's project shall be included in and comply with existing permits at the site and the TENANT will obtain and be responsible for all required importation permits (copy to NELHA). Project sites shall be kept visually attractive to local resident and to island visitors.

    12. SEAWATER DISCHARGES. It is the intent of NELHA to minimize adverse environmental effects in the return of water to the ocean. TENANT shall submit discharge water quality and quantity characteristics to NELHA for review and approval. Return ocean water discharged into any disposal system shall meet the basic water quality criteria applicable to waters as described in the state department of health rules relating to water quality standards. TENANT shall be responsible for pretreating its return ocean water discharge to meet these standards.

    NELHA may require the TENANT to monitor, record and report the quality of the TENANT's return ocean water discharge and/or NELHA may enter TENANT's premises at any time for the purpose of taking samples of the TENANT's return ocean water discharge for independent water quality analysis. In the event that monitoring by the TENANT or NELHA indicates the discharge of substances or water quantities at levels which exceed the predetermined water quality standards, NELHA shall have the authority to order the TENANT to cease operations until the discharge problem has been corrected to the satisfaction of NELHA. TENANT shall be liable for any property damage or environmental damage that may result form such action.

    13. INDEPENDENT CONTRACTOR. TENANT shall be considered an independent contractor. All persons hired or used by TENANT shall be considered TENANT's agents and employees and TENANT shall be responsible for all services performed by its agents and employees. Further, TENANT intentionally, voluntarily, and knowingly assumes the sole and entire liability for any of its agent and employees, and to third persons for all loss, cost, damage, or injury caused, either directly or indirectly, by TENANT's agents and employees in the course of their employment.

    14. INDEMNITY. TENANT will indemnify, defend and hold NELHA, the County of Hawaii and the State of Hawaii harmless from and against any claim or demand for loss, liability or damage, including claims for property damage, personal injury or death, arising out of any accident which occurs in the TENANT's facilities or on NELHA premises, including sidewalks and roadways adjacent thereto or occasioned by any act or nuisance made or suffered in TENANT's facilities or on NELHA's premises, or by any fire thereon, or growing out of or caused by any failure on the part of the TENANT to maintain the facilities in a safe condition, which arises from or is related in anyway to TENANT's research, operations, or by any act or omission of the TENANT, from and against all actions, suits, damages and claims by whomsoever brought or made by reason of the non-observance or non-performance of any of the terms, covenants and conditions herein or the rules, regulations, ordinances and laws of the federal, state, municipal or county governments.

    15. COSTS OF LITIGATION. In case NELHA shall, without any fault on its part, be made a party to any litigation commenced by or against TENANT, TENANT shall and will pay all costs and expenses incurred by or imposed on NELHA; furthermore, the TENANT shall and will pay all costs and expenses which may be incurred by or paid by NELHA in enforcing the covenants and agreements of this Agreement, in recovering possession of the facilities or in the collection of delinquent fees and any all other charges.

    16. LIABILITY INSURANCE. The TENANT warrants that it will keep in force a policy or policies of comprehensive general liability insurance against all claims for personal injury, death, and property damage caused by its use, occupancy, operations, or other activity on NELHA's, premises or caused by the acts, omissions, or neglects or TENANT, its officers, employees, agents, or contractors, and that said policy or policies shall cover the entire NELHA premises, including all facilities, improvements, grounds, roadways or sidewalks on or adjacent to the premises, and all events of seawater, brackish water, and groundwater contamination caused by TENANT.

    TENANT shall procure, at its own cost and expense, and maintain during the entire period of this Agreement, a policy or policies of comprehensive general public liability and property damage insurance from a company licensed to do business in the State of Hawaii in an amount acceptable to NELHA, but not less than the following minimum amounts:

         (a) Comprehensive General Bodily Injury Liability - $100,000 each occurrence, and $300,000 aggregate.

         (b) Comprehensive General Bodily Injury Liability - $100,000 each occurrence, and $500,000 aggregate.

    The State of Hawaii, the County of Hawaii and NELHA, shall be named as additional insured parties on the aforesaid policy. TENANT shall furnish NELHA with a certificate showing such policy to be initially in force, and shall furnish a like certificate upon each renewal of such policy, each such certificate to contain or be accompanied by an assurance of the insurer to notify NELHA of any intention to cancel any such policy prior to actual cancellation. The procuring of this policy shall not release or relieve the TENANT of its responsibilities under this Agreement set forth herein, or limit the amount of its liability under this Agreement. Notice to cancel shall be sent to NELHA sixty (60) days prior to the event of cancellation.

    The TENANT also warrants that it is either self-insured or carries commercial insurance to cover its own business losses which may occur not as a result of its own negligence. TENANT expressly warrants that its officers, agents, and employees who use or operate on the NELHA premises are covered by TENANT'S comprehensive general liability insurance for bodily injury and property damage which may occur as a result of their employment with TENANT or their presence on NELHA premises.

NELHA, the County of Hawaii, and the State of Hawaii shall be named as additional insured parties with respect to said policy and premises for all liabilities which may run to TENANT's officers, agents, employees, or contractors.

    17. BREACH AND TERMINATION. This Agreement may be terminated by NELHA if the TENANT fails to comply with any of the terms of this Agreement, laws, or regulations, or if a Sublease has been executed by the parties, or if the TENANT wholly ceases all activities for a period three (3) months without the written consent of NELHA for reasons other than force majeure. NELHA shall give the TENANT written notice of the claimed default. TENANT shall have sixty (60) days to correct such default. Failure to comply with the foregoing shall be deemed sufficient cause for termination. Defaults arising because of failure to pay rents and/or royalties when due must be cured within thirty (30) days of a written notice of default; otherwise this Agreement may be terminated.

    Upon the termination of this Agreement by NELHA, NELHA shall have the option to:

         (a) Require the TENANT to remove TENANT's equipment and restore NELHA's premises to a similar condition prior to any development, to the extent reasonably possible and, upon failure by the TENANT to do so, NELHA may recover the cost thereof, in addition to imposing any penalties as provided by law or its regulations.

         (b) NELHA shall have the immediate right of re-entry and may remove all persons and property from the premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of the TENANT, all without service of notice or resort to legal process and without being guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

    18. ACCEPTANCE OF FEES NOT A WAIVER. The acceptance of any fees under this Agreement by NELHA shall not be deemed a waiver of any breach by the TENANT of any term, covenant or condition of this Agreement, not of NELHA's right to declare and enforce a forfeiture for any such breach, and the failure of the NELHA to insist upon strict performance of any such term, covenant, or condition, or to exercise any option herein conferred, in any one or more instances shall not be construed as a waiver or relinquishment of any such term, covenant, condition or option.

    19. EXTENSION OF TIME. Notwithstanding any provision contained herein to the contrary, wherever applicable, NELHA may for good cause shown, allow additional time beyond the time or times specified herein to the TENANT, in which to comply, observe and perform any of the terms, condition and covenants contained herein.

    20. NON-WARRANTY. NELHA does not warrant the conditions of its facilities, as the same is being utilized by TENANT "as is".

    21. NOTICES. NELHA may give any notice or deliver any document hereunder to TENANT by mailing the same by registered mail addressed to TENANT's address above or by delivering the same in person to any officer of TENANT. TENANT may give any notice or deliver any document hereunder to NELHA by mailing the same by registered mail addressed to NELHA's address above or by delivering the same to NELHA in person. For the purpose of this paragraph, either party may change its address by written notice to the other. In case of any notice or document delivered by certified mail, the same shall be deemed delivered when deposited in any United States post office, properly addressed as herein provided, with postage fully prepaid.

    22. MODIFICATION OF AGREEMENT. Any modification, alteration or change in this Agreement, shall be made only by written agreements executed by the parties thereto.

    This Agreement shall be governed by the laws of the State of Hawaii.


    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         NATURAL ENERGY LABORATORY OF
                                         HAWAII AUTHORITY


                                         By   /s/ D. Manas
                                           -----------------------------
                                           Its Executive Officer

                                         Date  August 26, 1996



                                         AQUASEARCH, INC.


                                         By   /s/ John J. Emerick, Jr.
                                           -----------------------------
                                           Its  Vice President Operations

                                         Date  August 22, 1996

                                                             Exhibit 'A'





                              FACILITIES USE FEES

Aquasearch, Inc.                                                EXHIBIT 'A'
July 26, 1996                 FACILITIES USE FEE
                            Keahole Point Facility


                                          Rate             Space                            Estimate
A.   FIXED FEES                        ($/sq. ft.)        (acres)             (month)        (year)
     1.   Space
          a.   Office space              $2.00
                                                       ------------------    -------------   -------------
          b.   Laboratory space          $3.00
                                                       ------------------    -------------   -------------
          c.   Concrete test pad         $1.00
                                                       ------------------    -------------   -------------
          d.   Research compound         $0.10
                                                       ------------------    -------------   -------------
          e.   Farm compound             $0.05
                                                       ------------------    -------------   -------------
     2.   Out-Compound                  ($/acre)
          a.   Improved                  $400.00            1.38*               $552.00         $6,624.00
                                                       ------------------    -------------   -------------
          b.   Unimproved                $100.00
                                                       ------------------    -------------   -------------
                                                                               one time         $1,146.00
     3.   Other option**                 various**          3.12**            yearly fee
                                                       ------------------    -------------   -------------
                                         TOTAL(A)           4.5                 $552.00        $7,770.00
                                                       ------------------    -------------   -------------

B.   VARIABLE CHARGES                     Rate             Amt./Mo.

     1.   Seawater:                      $/Kgal
                                                       ------------------    -------------   -------------
       a.   Warm (10 psi)               $0.0628        LESS THAN min.use
                                                       ------------------    -------------   -------------
          b.   Cold (10 psi)            $0.0742        LESS THAN min.use
                                                       ------------------    -------------   -------------
     2.   Electricity                 HELCO rate
                                                       ------------------    -------------   -------------
     3.   Freshwater (K=1000 gal)      BWS rate
                                                       ------------------    -------------   -------------
     4.   Personnel Services           see list
                                                       ------------------    -------------   -------------
     5.   Water Quality Analysis       see list
                                                       ------------------    -------------   -------------
     6.   Photocopying                $.08/copy
                                                       ------------------    -------------   -------------
     7.   Facsimile: incoming         $.90/page
                                                       ------------------    -------------   -------------
                     outgoing         $3.00
                                       first page
                                                        ------------------    -------------   -------------
                                      $2.00
                                       thereafter
                                                       ------------------    -------------   -------------
     8.   Vehicles/Equipment           see list
                                                       ------------------    -------------   -------------
     9.   Other:
                ------------        -------------      ------------------    -------------   -------------

                                     Subtotal (B)                                 $0.00           $0.00
                                                                             -------------   -------------
                                       Overhead                                   $0.00           $0.00
                                                                             -------------   -------------
                                      TOTAL (B)                                   $0.00           $0.00
                                                                             -------------   -------------

C.   ADJUSTMENTS                    -------------

D.   GRAND TOTALS                                                                $552.00        $7,770.00
                                                                             -------------   -------------

[*  EXHIBIT 'B':   PARCELS A, B, C, AND D]

[**EXHIBIT 'B':    PARCEL E = 2.81 ACS. @ $400/AC = $1,124.00
                   PARCEL H = 0.22 ACS. @ $100/AC = $22.00
                   PARCEL I = 0.09 ACS. = NO CHARGE]

                                                                Exhibit 'B'






                                   SITE PLAN



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